Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE
Butler National Corporation Announces New $5 Million Order

OLATHE, KANSAS, February 10, 2015, - Butler National Corporation (OTC Pink: BUKS), a leading manufacturer and provider of support systems for commercial and military aircraft and a recognized provider of management services in diverse business groups including the gaming industry, announces its Tempe Arizona Division was awarded a contract for approximately $5 million from Orbital ATK, Inc., Mesa, AZ. (NYSE: OA).

 The contract requires manufacturing of the Electronic Gun Control Products. Orbital ATK developed the Chain-Gun family of electronically controlled 7.62 mm to 30 mm cannons used on the Apache Helicopters and other US and Allied countries weapon systems.

Mr. Clark Stewart, President and Chief Executive Officer of Butler National Corporation said, "We are pleased to be awarded the contract from Orbital ATK and perform the manufacturing under our recently approved AS9100 certification. We appreciate the Orbital ATK confidence in our operations and value the Orbital ATK business. We expect the deliveries to start in fiscal 2015."

Butler's Tempe Arizona segment supplies defense and commercial aviation products to commercial and defense-oriented companies.  Examples are Gun Control Units for the Apache and Blackhawk Helicopters and Hangfire Override Modules for Chain-Gun cannons, and various ordnance related firing controls, cabling and test equipment.

Our Business:
 Butler National Corporation operates in the Aerospace and Services business segments.  It is a leader in the growing global market for structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services in diverse business groups.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:
Statements made in this report, filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements.  The forward looking statements in this report are only predictions and actual events or results may differ materially.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

THE WORLDWIDE WEB:
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